Calculation of Filing Fee Tables
S-8
22nd Century Group, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, $0.00001 par value per share	Other	3,521,325	$ 3.58	$ 12,606,343.50	0.0001381	$ 1,740.94
Total Offering Amounts:						$ 12,606,343.50		$ 1,740.94
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 1,740.94
Offering Note
[1]	Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement on Form S-8 (this "Registration Statement") shall also cover any additional shares of 22nd Century Group, Inc.'s (the "Registrant") common stock, par value of $0.00001 per share ("Common Stock") that become issuable under the Registrant's Amended and Restated 2021 Omnibus Incentive Plan, as amended (the "Plan"), by reason of any stock dividend, stock split, reverse stock split, recapitalization, reclassification, merger, split-up, reorganization, consolidation or other similar transaction effected without the Registrant's receipt of consideration, which results in an increase in the number of shares of outstanding Common Stock. Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rules 457(c) and (h) of the Securities Act of 1933, as amended, based upon the average of the high and low prices of Common Stock as reported on the Nasdaq Capital Market on March 23, 2026. Represents 3,521,325 additional shares of Common Stock that were authorized for issuance under the Plan as a result of the 1-for-15 reverse stock split effected January 26, 2026.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources